Exhibit 5.1

Carter Ledyard & Milburn llp Counselors at Law
2 Wall Street New York, NY 10005-2072 • Tel (212) 732-3200 Fax (212) 732-3232

       September 24 , 2014

Tofutti Brands Inc.
50 Jackson Drive
Cranford, New Jersey 07016

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Tofutti Brands Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-8 (the “Registration Statement”). The Registration Statement covers 250,000 shares of the Company’s common stock, $0.01 par value (the “Plan Shares”), that may be granted under the Company’s 2014 Equity Incentive Plan (the “Plan”).

In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Plan Shares, there will not have occurred any change in law affecting the validity or enforceability of the Plan.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued by the Company, the Plan Shares will be validly issued, fully paid, and non-assessable.

We are members of the bar of the State of New York and are expressing our opinion only as to matters of the General Corporation Law of the State of Delaware, including the statutory provisions and reported judicial decisions interpreting that law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,
SJG:gb	/s/Carter Ledyard & Milburn LLP